UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 2, 2012
Date of Report (Date of earliest event reported)

RDA HOLDING CO.
(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10,017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2012, RDA Holding Co. (“Holdings”) and The Reader’s Digest Association, Inc. (“RDA”, together with Holdings, the “Company”) issued a press release announcing that the Company had completed the sale of 100% of the outstanding stock of its Direct Holdings U.S. Corp. and Saguaro Road Records, Inc. subsidiaries, and certain assets of Direct Entertainment Media Group, Inc. (collectively, the “LED Business”) to Mosaic Media Investment Partners LLC. The purchase price was $1.1 million and was paid in cash.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on July 2, 2012 regarding the matters described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

Pro forma financial statements are not included in this filing as the results of the LED Business have previously been classified as discontinued operations and have been properly presented as such in the Company’s historical financial statements included in its Form 10-K for the year ended December 31, 2011 and the Form 10-Q for the quarter ended March 31, 2012. The cash received as consideration for the sale as noted in Item 2.01 will be reflected as assets on our consolidated balance sheet.

(d)    Exhibits

Exhibit 99.1 Press release issued by the Company on July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/ Andrea Newborn
	Name:	Andrea Newborn
	Title:	Senior Vice President, General Counsel and Secretary

Date: July 2, 2012

EXHIBIT INDEX

Exhibit No.    Description

99.1        Press Release, dated July 2, 2012.